SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of the Securities
                Exchange Act of 1934 (Amendment No.  )

  Filed by the Registrant  [X]

  Filed by a Party other than the registrant   [_]

  Check the appropriate box:

  [_]   Preliminary Proxy Statement     [_]   CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6 (e)(2)

  [X]   Definitive Proxy Statement

  [_]   Definitive Addtional Materials

  [_]   Soliciting Material Pursuant to Section 240.141-11(c) or section
        240.14a-12

                       UNITED FINANCIAL MORTGAGE CORP.
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                (Name of Registrant as Specified In Its Charter)

  -----------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

  Payment of Filing Fee (Check the appropriate box):

  [X]   No fee required

  [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        (1)  Title of each class of securities to which transaction applies:
        -----------------------------------------------------------------------

        (2)  Aggregate number of securities to which transaction applies:
        -----------------------------------------------------------------------

        (3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth amount on which the filing fee is calculated and state how it was determined):
        -----------------------------------------------------------------------

        (4)  Proposed maximum aggregate value of transaction:
        -----------------------------------------------------------------------

        (5)  Total Fee Paid:
        -----------------------------------------------------------------------

        [_]  Fee paid previously with preliminary materials.

        [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

             (1)  Amount Previously Paid:
             ------------------------------------------------------------------

             (2)  Form, Schedule or Registration Statement No.:
             ------------------------------------------------------------------

             (3)  Filing Party:
             ------------------------------------------------------------------

             (4)  Date Filed:
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        Notes:

                        UNITED FINANCIAL MORTGAGE CORP.
                        600 Enterprise Drive, Suite 206
                        Oak Brook, Illinois 60523

                                July 30, 1999

   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

        The Annual Meeting of Stockholders of United Financial Mortgage Corp.("Company") will be held at the Hyatt Regency Oak Brook Hotel, 1909 Spring Road, Oak Brook, Illinois 60523 on Wednesday, August 25, 1999, at 1:00 p.m., for the following purposes:

        1.      To elect six (6) directors;

        2. To vote on the recommendation of the Board of Directors that Craig Shaffer and Associates, LTD., CPA be appointed as the Company's independent auditors for Fiscal 2000.

        3. To vote on the recommendation of the Board of Directors to approve Amendment No. 1 to the Non-Qualified and Incentive Stock Option Plan.

        4. To transact such other business as may properly come before the meeting.


                                        By Order of the Board of Directors,

                                        /s/  Robert S. Luce
                                             Robert S. Luce
                                             Secretary

                        UNITED FINANCIAL MORTGAGE CORP.
                              PROXY STATEMENT

                              July 30, 1999

        The Board of Directors of United Financial Mortgage Corp.
   ("The Company") is soliciting proxies from its stockholders for the annual meeting of stockholders to be held on August 25, 1999.

        You are entitled to vote at that meeting if you were a stockholder of record at the close of business on July 1, 1999. On July 1, 1999, there were 3,900,029 common shares outstanding. On July 30, 1999, the Company began mailing to all such stockholders a proxy card and this proxy statment.

        Your signed proxy card appoints Joseph Khoshabe and/or Robert S. Luce as proxy holders to vote your shares.

        If you sign and return your proxy card without giving voting direction the proxy holders will vote your shares:

                (i) For all of the nominees for director listed in this proxy statement; and

                (ii) For the appointment of Craig Shaffer and Associates, LTD., CPA as independent auditors for Fiscal 2000.

                (iii) For approval of Amendment No. 1. to the Non-Qualified and Incentive Stock Option Plan.

        The proxy ballot form permits you to direct the proxy holders to withhold your votes from particular director nominees, and to vote "for", "against", or "abstain" from the appointment of auditors.

        Signing and returning your proxy ballot form will not prevent you from voting in person at the meeting. If you vote in person at the meeting, your previously voted proxy ballot fomr will be automatically revoked. You also may revoke your proxy ballot any time before it is voted by sending notice prior to the meeting to:


                        Corporate Stock Transfer, Inc.
                        370 Seventeenth Street, Suite 2350
                        Denver, Colorado 80202

        If you submit more than one proxy ballot form, each later-dated proxy ballot form will revoke all previous proxies.

        The Board of Directors expects all nominees named below to be available for election. In case any nominee is not available, the proxy holders may vote your shares for a substitute if you have submitted a signed proxy ballot form.

        As far as the Company knows, the only matters to be brought before the meeting are those referred to in this proxy statement. As to any other matters presented at the meeting, if you send in a signed proxy ballot form, the proxy holders may vote your shares in their discretion.

        No business can be conducted at the meeting unless a majority of all outstanding shares entitled to vote are either present at the meeting in person or represented by proxy.

        The six (6) nominees who receive the most votes will be elected to the six (6) open directorships even if they get less than a majority of the votes. For approval of the appointment of Craig Shaffer and Associates, LTD., CPA. as auditors (Item 2) and approval of Amendment No. 1 to the Non-Qualified and Incentive Stock Option Plan (Item 3) more shares must be voted "for" than "against" those proposals.

        Abstention with respect to Items 1, 2 or 3 will be counted as shares present at the meeting and will have the effect of a vote against the Item. Broker non-votes (that is, if the broker holding your shares in street name does not vote with respect to an Item) on Item 1, 2 or 3 will not be counted as shares voted on the Item and will have no effect on the outcome of the vote on the Item.

        All proxies, ballots and tabulations that identify the vote of a particular stockholder are kept confidential, except as necessary (i) to allow the inspectors of election to certify the voting results, or (ii) to meet certain legal requirements, for example, in the pursuit of defense of lawsuits.

        Comments written on proxies or ballots may be transcribed and provided to the Secretary of the Company with the name and address of the stockholder. The comments will be provided without reference to the vote of the stockholder, unless the vote is mentioned in the comment or disclosure of the vote is necessary to address the comment. At the Company's request, those counting votes may provide the Company with a list of stockholders that have not voted and periodic status reports on the aggregate vote.
   These status reports may include break-downs of vote totals by different types of stockholders.

                        ITEM 1: ELECTION OF DIRECTORS

        Except for Robert G. Jones, Vito P. Cali, and Anthony DiMucci who are first term nominees, the remaining nominees for director each were elected as directors at the Company's 1998 Annual Meeting of Shareholders. The terms of the directors will expire at the 2000 Annual Meeting. No person, other than the directors of the Company acting solely in that capacity, is responsible for the naming of the nominees. Dr. David B. Mirza and Rocco Cappiello resigned from the Board of Directors effective as of August 24, 1999 to puruse other business interests. These resignations were unrelated to any disagreements with management.

        Information as to each nominee follows. Unless otherwise indicated, each nominee has served for at least 5 years in business position currently or most recently held.

                           NOMINEES FOR DIRECTORS

        Joseph Khoshabe - Director since 1986, Age 54
        Common Shares:    Beneficially owned 2,531,842

        Joseph Khoshabe has been President and Chief Executive Officer of the Company since its formation in 1986. Mr. Khoshabe is responsible for the day-to-day administration of all operating activities at the Company, including supervision of all loan origination activities; personnel management and financial matters affecting the Company. Prior to formation of the Company, Mr. Khoshabe was an executive with the Cracker Jack Division of Borden, Inc., where he was employed for approximately 17 years. Mr. Khoshabe holds a Bachelor of Arts Degree in Business Administration/Economics from Governors State University and Bachelor of Science/Accounting from Tehran University.

        John A. Clark - Director since July 19, 1998, Age 51
        Member: Audit Committee and Stock Option Committee
        Common Shares:  Beneficially owned 10,000

        John A. Clark retired as President and Chief Executive Officer of a Chicago area-banking group with $1.2 billion in assets in April of 1997. Mr. Clark has a B.S. degree from the University of Wisconsin at Stevens Point, Wisconsin.

        Robert G. Jones - Nominee, Age 51
        Member: Stock Option Committee

        Robert G. Jones is and has been the President of Duneland Mortgage Corporation located in Northwest Indiana, since 1998. Prior to establishing Duneland, Mr. Jones was the President of Northwest Indiana Investment Corporation, a residential real estate and appraisal firm from 1994 to 1998. Mr. Jones holds a Bachelor of Science Degree from Indiana University and an MBA from the University of Chicago.

        Anthony DiMucci - Nominee, Age 65

        Anthony DiMucci is the President of DiMucci Development Corporation. DiMucci Development Corporation was founded in 1935 and has developed over one billion dollars worth of real estate including single family homes, multifamily developments, shopping centers, office buildings and industrial developments.

        Currently, DiMucci Development Corporation is developing properties in the Chicagoland area, Florida, Virginia, and Tennessee; and its business activities include property development and acquistions, including single family homes, condominiums, apartments and shopping centers; construction and construction management and property management and leasing.

        Mr. DiMucci is a graduate of Marquette University of Milwaukee, Wisconsin

        Robert S. Luce - Director since July 19, 1998, Age 52
        Member: Audit Committee and Stock Option Committee
        Common Shares:  Beneficially owned 1,100

        Robert S. Luce is an attorney who has been practicing financial services law for 27 years. Mr. Luce did his undergraduate work at the University of Illinois and received his law degree from Loyola University School of Law (Chicago) in 1972. Mr. Luce was an attorney with the United States Securities and Exchange Commission from 1972 to 1976. Mr. Luce was an adjunct professor of law at Loyola University of Law (Chiago) in the area of securities regulations from 1972 to 1980. Mr. Luce has served as corporate counsel to Fortune 500 companies and has been a partner in two Chicago area law firms. Mr. Luce started his own law firm in 1989 and continues in that capacity.

        Vito P. Cali - Nominee, Age 62
        Member: Audit Committee

        Vito P. Cali is and has been the President of Vito P. Cali Insurance Agency, Ltd. for the past 35 years. The Vito P. Cali Insurance Agency, LTD. is a State Farm Insurance Agency, and writes both personal and business insurance. Mr. Cali is a graduate of DePaul University of Chicago.


             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth certain information as to shares of voting stock of the Company beneficially owned by each director, each executive officer, and by all executive officers and directors of the Company. Except with respect to the J.K. Trust, the percentage of shares beneficially owned by any director or nominee or by all directors and officers does not exceed 1%. Unless indicated otherwise in the footnotes below, all shares are directly owned as of June 30, 1999.


                                                Amount and Nature of
                                                Beneficial Ownership
                Name                            of Shares (a)
                Joseph Khoshabe (a)             2,531,842
                Steve Y. Khoshabe (b)                 300
                John A. Clark (b)                  10,000
                David B. Mirza                          0
                Robert S. Luce (b)                  1,100
                Rocco M. Cappiello (b)            210,455
                All directors and executive     2,753,697
                officers as a group

   ______________________
   (a) Held by the Joseph Khoshabe Trust under Trust Agreement, dated September 22, 1995 the ("J.K. Trust").
   (b)  Held beneficially.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The following table sets forth information known to the Company regarding beneficial ownership of the Company's Common Stock at the date of this Proxy Statement, by (i) each person known by the Company to beneficially own more than 5% of the Company's Common Stock, and (ii) the officers and directors of the Company beneficially owning such Common Stock. The Company believes that Mr. Joseph Khoshabe as trustee of the J.K. Trust has sole investment and voting power with respect to the shares beneficially owned by the J.K. Trust.

        Name and Address of
        Beneficial Owner             Number of Shares        Percent Owned (1)

        J.K. Trust                   2,531,842               61.8%
        c/o United Financial
        Mortgage Corp.
        600 Enterprise Dr. Suite 206
        Oak Brook, IL 60523

        Rocco M. Cappiello (2)         210,455 (2)            5.4%
    ______________
    (1) The computations include the issuance of 322,000 shares of Common Stock upon exercise of various outstanding warrants.

    (2) Mr. Rocco Cappiello has the right to acquire 195,000 of such shares upon exercise of a certain Advisor Warrant.

        The J.K. Trust is the principal shareholder of the Company. Mr. Khoshabe originally purchased the shares and then had them registered in the name of the J.K. Trust for estate planning purposes. Mr. Khoshabe as the trustee of the J.K. Trust is the beneficial owner of 2,531,842 shares of the Common Stock of the Company. In connection with the organization of the Company and its initial capitalization, the J.K. Trust paid a total of $103,070 for 100% of the Company's common stock. Therefore, the J.K. Trust purchased its ownership interest in the Company for $.051 per share.

        In connection with the public offering of the Company's common stock, the J.K. Trust agreed with the Underwriter and the Company, with the exception of 100,000 shares which may be sold six (6) months after the effective date of the registration statement (May 26, 1998), that it will not sell the remainder of the shares held by it for a period of twelve (12) months after such effective date.

        FURTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS

        The Board currently has two active standing committees: Audit and Stock Plans Committee.

        The Audit Committe. The Audit Committee reviews the Company's annual financial statements and other financial information included in or incorporated by reference in the Company's Proxy Statement, 10-K and annual reports to stockholders. The Committee reviews recommendations by the independent auditors and internal auditors on accounting methods and internal controls. The Committee makes recommendations to the Board on various audit matters. The Committee reviews reports by the independent public accountants and internal auditors on compliance by management with laws and with the Company's business policies. The Committee may conduct independent inquiries. The Committee recommends to the Board the appointment of independent auditors. The Committee Members are John A. Clark, Vito P. Cali and Robert S. Luce.

        The Stock Plans Committee. The Stock Plans Committee periodically reviews Management requests for grants of stock options and reviews plan administration matters. The Committe members are John A. Clark, Robert S. Luce and Robert G. Jones.

        Since June 1, 1998, the Board of Directors met eleven times and each of the continuing directors attended at least 75% of the Boarda and of the committees of the Board on which he or she attended.


                DIRECTOS COMPENSATION AND BENEFITS

        The following describes the compensation and benefits to be provided to directos for Fiscal 2000 ("Directors"):

        Non-employee director compensation and benefits include a monthly retainer of $1,000.00; $500.00 for attendace at each Board of Director's meeting and $250.00 for attendance at each committee meeting, (e.g. Audit Committee and Stock Option Committee).

                        EXECUTIVE COMPENSATION

        The following Summary Compensation Table sets forth information on compensation earned in Fiscaly 1995, 1996, 1997, 1998 and 1999 by Mr. Khoshabe and by each of the three most highly compensated executive officers (the "Named Executives") of the Company. Mr. Joseph Khoshabe, as an employee director, has waived the opportunity to receive any director compensation from the Company>

                      SUMMARY COMPENSATION TABLE
                         ANNUAL COMPENSATION

                                                                  Other Annual
       Name and                                                   Compensation
       Principal Position            Year    Salary      Bonus    (1)(2)(3)(4)

       Joseph Khoshabe, President    1999    $244,166    $47,561   $11,565
                                     1998    $180,000    $     0   $ 3,161
                                     1997    $180,000    $     0   $ 3,161
                                     1996    $170,000(4) $     0   $ 3,161
                                     1995    $160,000    $     0   $ 3,161

       Steve K. Khoshabe, Executive
       Vice President (5)            1999    $ 86,500    $     0   $ 3,475
                                     1998    $ 46,093    $     0   $ 2,210
                                     1997    $ 46.093    $     0   $ 2,210
                                     1996    $ 40,393    $     0   $ 2,210
  ______________
  (1) Includes: 41,980 for annual disability premiums; and $9,505 for annual health insurance premiums for Mr. Joseph Khoshabe and his dependents.
  (2) Does not include a $25,000 annual car allowance payable to Mr. Joseph Khoshabe.
  (3) Does not include a $12,000 annual car allowance payable to Mr. Steve Khoshabe.
  (4) This salary amount was not paid to Mr. Joseph Khoshabe. This salary amount is included to satisfy applicable accounting requirements.
  (5) On June 15, 1998, Mr. Steve Khoshabe's annual base salary was increased to $90,000. This is attributable to the increase in Mr. Khoshabe's responsibilities as a consequence of the public offering by the Company.


                        STOCK OPTION PLAN

        On December 19, 1993, the Company adopted a Non-Qualified and Incentive Stock Option Plan ("Plan") which provides for the grant of non-qualified stock options and incentive stock options. 500,000 shares of Common Stock have been reserved for issuance under the Plan. Non-qualified stock options for 74,500 shares were granted to nineteen (19) employees at an option price of $6.50 per share. Mr. Steve. Khoshabe, the Executive Vice President of the Company was granted a stock option for 50,000 shares.

                EMPLOYEMENT AGREEMENT FOR JOSEPH KHOSHABE

        The Company entered into an Employement Agreement with Mr. Joseph Khoshabe to retain his services to the Company as President and Chief Executive Officer. The Employment Agreement contains the following important terms:

          Term                          Five (5) Years (1)
          Annual Salary                 $250,000
          Annual Increases              10%
          Health Insurance for Mr.
            Khoshabe and his family     $9,505 (Annual Est. Premium)(2)
          Car Allowance                 $25,000 (Per Annum)
          Long Term Disability Ins.     $ 1,980 (Annaul Premium)(2)
          Incentive Compensation:       Additional Compensation in the amount
                                        of ten percent (10%) of any increase in
                                        the Company's net income before income
                                        taxes as compared to the preceding
                                        fiscal year.
  _______________
  (1)     Commecing from May 26, 1998.
  (2)     These items may increase in the future subject to premium costs.

        The Employment Agreement may be terminated by the Board of Directors by unanimous vote and Mr. Khoshabe will be a member of the Board of Directors after election of directors at the 1999 Annual Meeting.

                        ITEM 2: APPROVAL OF AUDITORS

        Item 2 concerns the recommendation of the Board of Directors that Craig Shaffer and Associates, LTD, CPA be appointed auditors for Fiscal
  2000, which is being presented to stockholders for approval. Representatives of Craig Shaffer and Associates, LTD., CPA will be present at the meeting, to respond to questions, and may make a statement is they so desire.

                ITEM 3: APPROVAL OF AMENDMENT NO. 1 TO NON-QUALIFIED AND
                        INCENTIVE STOCK OPTION PLAN

        Ammendment No. 1 to the Non-Qualified and Incentive Stock Option Plan ("Stock Option Plan") amends the Stock Option Plan to permit non-employee members of the Board of Directos to receive options under the Plan. Management believes that the grant of options to non-employee members of the Board of Directors will increase the interest in the growth and success by the non-employee members of the Board of Directos.

        A copy of Amendment No. 1. Is set forth in Appendix A attached hereto.

        On July 1, 1999, the closing price of the Company's common stock on the Chicago Stock Exchange was $3.0625 per share.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file certain reports regarding ownership of, and transactions in, the Company's securities with the Securities and Exchange Commission. Such officers, directors and 10% stockholders are also required by Securities and Exchange Commission rules to furnish the Company wiht copies of all Section 16(a) forms that they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that for the year ended April 30, 1999, all reporting persons complied with Section 16(a) filing requirements.

           DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

        Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 2000 Annual Meeting of Stockholders must be received by the Company no later than March 31, 2000 to be included in the proxy statement and form of proxy relating to that meeting.
                 OTHER MATTERS

        Officers and other employees of the Company and its subsidiaries may solicit proxies by personal interview, telephone and telegram, in addtion to the use of mails. None of these individuals will receive special compensation for these services which will be performed in addition to their regular duties, and some of them may not necessarily solicit proxies. The Company also has made arrangements with brokerage firms, banks, nominees and other fiduciaries to forward proxy solicitation for shares held of record by them to the beneficial owners of such shares. The Company will reimburse them for reasonable out-of-pocket expenses. Corporate Stock Transfer, Inc., 370 17th Street, Suite 2350, Denver, Colorado 80202 will assist in the distribution of proxy solicitation materials, for a fee estimated at $3,000 plus out-of-pocket expenses. The Company will pay the cost of all proxy solicitation.

                        APENDIX A
                     Ammendment No. 1
                             to
                 United Financial Mortgage Corp.
                   Non-Qualified and Incentive
                        Stock Option Plan

        The Non-Qualified and Incentive Stock Option Plan (Plan) shall be ammended in the following respects:

                - The title of Section 5 of the Plan shall be amended from "Employees to Whom Awards May Be Granted" to "Persons to Whom Awards May Be Granted".

                - An additional sentence shall be added to the first paragraph of Section 5 of the plan as follows:

                                "Awards also may be granted in each calendar year or portion thereof while the Plan is in effect to such of the non-employee members of the Company's Board of Directors as the Committee, in its discretion, shall determine".

        This ammendment No. 1 shall be effective on and after August 25, 1999, or on such later date when the shareholders of the Company approve the Amendement.

                        APENDIX B

        The Summary of Selected Financial Data; Managment's Discussion and Analysis of Financial Condition and Results of Operations; the Financial Statements, including: Statements of Operations, Statements of Financial Position, Statement of Shareholders' Equity, and Statements of Cash Flows; Notes to Consolidated Financial Statements; and Independent Auditor's Report for the fiscal year ended April 30, 1999 are incorporated herein by reference from the Company's Annual Report on From 10-KSB as filed with the United States Securities and Exchange Commissions on July 29, 1999.



                                        By Order of the Board of Directors

                                        /s/ Robert S. Luce
                                        Secretary, Robert S. Luce
                                        Dated: July 30, 1999